Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
AMERICA SERVICE GROUP INC.
(Effective as of February 25, 2009)
ARTICLE I
OFFICES
     Section 1.1 Registered Office. The registered office of the corporation shall be maintained in the City of New Castle, State of Delaware, and the corporation is the Registered Agent at such address.
     Section 1.2 Other Offices. The corporation may also have an office or offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
STOCKHOLDERS’ MEETINGS
     Section 2.1 Annual Meetings. The annual meeting of the stockholders shall be held at such place, date and hour as the Board of Directors shall determine and designate in the notice or waiver of notice thereof, at which they shall elect by ballot, by plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.
     Section 2.2 Stockholders’ List. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or through a transfer agent or transfer clerk appointed by the Board of Directors. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the option of the corporation, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.
     Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer or by the Chair of the Board of Directors and shall be called by the Chief Executive Officer or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting, and the special meeting shall be limited to such purpose.
     Section 2.4 Notice of Meetings. Written notice of stockholder meetings, stating the place, if any, the means of remote communications by which stockholders and proxy holders may be deemed to be present in person and to vote at such meeting, if any, the date and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notices shall be deemed given when personally delivered or, if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.
     Section 2.5 Adjournment. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place (if any) thereof or the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 2.6 Quorum. The holders of a majority in voting power of the shares of stock of the corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, or the Chief Executive Officer, shall have the power to adjourn the meeting from time to time in the manner provided in Section 2.5, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
     Section 2.7 Organization. Meetings of stockholders shall be presided over by the Chief Executive Officer, or in his or her absence by the Chair of the Board of Directors, or in the absence of the foregoing persons by a chairperson of the meeting designated by the Board of Directors, or in the absence of such designation by the Board of Directors, by a chairperson of the meeting chosen by the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
     Section 2.8 Voting. Each stockholder shall have one (1) vote for each share of stock having voting power registered in his name on the books of the corporation, except as otherwise provided in the Certificate of Incorporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast of the shares present and entitled to vote shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.
     Section 2.9 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date.
     Section 2.10 Action By Written Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.
     Section 2.11 Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
     Section 2.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate subject to the requirements of these By-Laws, the corporation’s Certificate of Incorporation and applicable law. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, these By-Laws, the corporation’s Certificate of Incorporation, or applicable law, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE III
NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS
     Section 3.1 Authority to Elect Directors and Propose Stockholder Business at Annual Meetings. Nominations of persons for election to the Board of Directors and the proposal of any other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of meeting given by or at the direction of the Board of Directors, (B) otherwise by or at the direction of the Board of Directors or (C) by any stockholder of the corporation who was a stockholder at the time of giving of notice provided for in this By-Law and at the time of the annual meeting, is entitled to vote at the meeting and complies with the procedures, predicates, and requirements set forth in Article III of these By-Laws as to such nomination or other business. Notwithstanding any provision in these By-Laws, clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.
     Section 3.2 Notice Procedures. In order for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 3.1 of these By-Laws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than 5:00 p.m., Eastern Time, on the 120th day and not later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than 5:00 p.m., Eastern Time, on the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. “Public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In no event shall a postponement of the mailing of the notice for such annual meeting or any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     Section 3.3 Notice Requirements. To be in proper form, a stockholder’s notice to the Secretary must set forth, as to the stockholder giving the notice:
          (a) the name and address of such stockholder as they appear on the corporation’s books, and of (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of any securities of the corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with a person satisfying Section 3.3(a)(i) or 3.3(a)(ii) (each, a “Stockholder Associated Person”)
          (b) (i) the class and number of shares of the corporation which are, directly or indirectly, owned by such stockholder and any Stockholder Associated Person, (ii) the nominee holder for, and number of shares, owned beneficially but not of record by such stockholder and by any Stockholder Associated Person, (iii) a representation that the stockholder will notify the corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for such meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed and (iv) a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate such person for election or propose such business;
          (c) (i) a description of any contract, agreement, arrangement or understanding (including, without limitation, any convertible securities, derivative or short positions, swaps, profit interests, options, warrants, stock appreciation rights, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, the stockholder or any Stockholder Associated Person, the effect or intent of which is to increase or decrease the voting power of the stockholder or any Stockholder Associated Person or to mitigate loss to, manage risk or benefit of share price changes for, or otherwise profit or share in any profit derived from any increase or decrease in the value of any securities of the corporation, and (ii) a representation that the stockholder will notify the corporation in writing of any such contract, agreement, arrangement or understanding in effect as of the record date for such meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;
          (d) any proxy, contract, voting trust, voting agreement, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote or direct the voting of any security of the corporation; and
          (e) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
     Section 3.4 Notice Requirements: Business other than Nomination of Directors. If the notice relates to any business other than a nomination of any person for election to the Board of Directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must set forth:
          (a) a description of the business desired to be brought before the meeting, the complete text of any resolutions to be presented, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder and any such Stockholder Associated Person therefrom; and
          (b) a description of all contracts, agreements, arrangements and understandings between such stockholder or any Stockholder Associated Person, on the one hand, and any other persons (including their names), on the other hand, in connection with the proposal of such business by such stockholder.
     Section 3.5 Notice Requirements: Nomination of Directors. If the notice relates to a nomination of any person for election to the Board of Directors, a stockholder’s notice must set forth or include, as to each person whom the stockholder proposes to nominate for election or reelection to the Board of Directors:
          (a) the name, age, business address, residence address and principal occupation or employment of such person;
          (b) (i) the class and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially and of record by such person and his or her associates and affiliates, and (ii) the date or dates such shares were acquired and the investment intent of such acquisition;
          (c) all other information concerning such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
          (d) a completed and signed questionnaire, representation and agreement required by Section 4.2 of these By-Laws; and
          (e) to the extent known by the stockholder giving the notice or any Stockholder Associated Person, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such notice.
     Section 3.6 Additional Information Concerning Stockholder Nominees. The corporation may require any proposed nominee for election to the Board of Directors to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
     Section 3.7 Nominees for Newly Created Directorships. Notwithstanding anything in Section 3.2 of these By-Laws to the contrary, in the event that the number of directors to be elected to the Board of Directors at the meeting is increased and there is no public announcement by the corporation naming nominees for director for such increased number at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article III shall also be considered timely, but only with respect to nominees for any new vacancies created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the 5:00 p.m., Eastern Time, on the 10th day following the day on which such public announcement is first made by the corporation of such increase and vacancies to be filled at such meeting. Nothing in this Section 3.7 of these By-Laws shall limit or restrict the ability of the Board of Directors to fill any vacancy of the Board of Directors pursuant to Section 4.4 of these By-Laws.
     Section 3.8 Authority to Elect Directors and Propose Stockholder Business at Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder at the time of giving of notice provided for in this By-Law and at the time of the special meeting, is entitled to vote at the meeting, and complies with the procedures, predicates and requirements set forth in this Article III of these By-Laws as to such nomination. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 3.3 and Section 3.5 of these By-Laws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 4.2 of these By-Laws) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than 5:00 p.m., Eastern Time, on the 120th day prior to the date of such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
     Section 3.9 Compliance with Notice Provisions. Only such persons who are nominated in accordance with the procedures set forth in this Article III shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article III. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article III and, if any proposed nomination or business is not in compliance with this Article III, to declare that such defective proposal or nomination shall be disregarded. Unless otherwise required by law, if a stockholder intending to make a nomination or propose business at a meeting does not provide the information required by this Article III to the corporation as required by this Article III, or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the nomination or proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation. If information submitted pursuant to this Article III by any stockholder proposing a nominee for election as a director or any proposal for any other business at a meeting of stockholders shall be inaccurate to any material extent, such proposal or nomination may, at the option of the corporation, be deemed not to have been provided in accordance with this Article III and disregarded, notwithstanding that proxies in respect of such nomination or proposal may have been received by the corporation.

     Section 3.10 Interaction with Exchange Act. Notwithstanding the foregoing provisions of this Article III, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article III; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals to be considered pursuant to this Article III. Nothing in this Article III shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE IV
DIRECTORS
     Section 4.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such acts and things as are not by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor by these By-Laws directed or required to be exercised or done by the stockholders.
     Section 4.2 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (if nominated by a stockholder, in accordance with the time periods prescribed for delivery of notice under Article III of these By-Laws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person
          (a) is not and will not become a party to (i) any contract, agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s legal duties under applicable law;
          (b) is not and will not become a party to any contract, agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and
          (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the corporation.

     Section 4.3 Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be as determined from time to time by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
     Section 4.4 Vacancies. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, a majority of the directors, though less than a quorum, or the holders of a plurality of shares issued and outstanding and entitled to vote in elections of directors, shall choose a successor or successors, or a director to fill the vacancy or newly created directorship, who shall hold office for the unexpired term or until the next election of directors.
     Section 4.5 Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as may be specified or fixed in the respective notices or waivers of notice of such meetings.
     Section 4.6 Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more special or standing committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amendment to the By-Laws of the corporation; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.
     Section 4.7 Compensation of Directors. Directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Members of special or standing committees may be allowed such compensation as determined by the Board of Directors, for attending committee meetings.
     Section 4.8 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.
     Section 4.9 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place, date and hour as the Board of Directors shall from time to time determine or as may be specified or fixed in the respective notices or waivers of notice of such meetings. Notice of such meeting, unless waived, shall be given by mail, facsimile or telegram to each director, at his address as the same may appear on the records of the corporation, or in the absence of such address, at his residence or usual place of business, at least three (3) days before the day on which such meeting is to be held.
     Section 4.10 Special Meetings. Special meetings of the Board of Directors may be held at any time on the call of the Chief Executive Officer, the Chair or at the request in writing of any two directors then in office. Notice of any such meeting, unless waived, shall be given by mail, facsimile, telegram or electronic mail to each director at his address, facsimile number or electronic mail address as the same appears on the records of the corporation not less than one (1) day prior to the day on which such meeting is to be held if such notice is by telegram, facsimile or electronic mail, and not less than two (2) days prior to the day on which the meeting is to be held if such notice is by mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors calling the meeting. Any such meeting may be held at such place as the Board of Directors may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting, except when the director attends the meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     Section 4.11 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and such written consent or electronic transmission is filed with the minutes of proceedings of the Board of Directors.
     Section 4.12 Participation in Meeting by Means of Communication Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 4.13 Quorum and Manner of Acting. Except as otherwise provided in these By-Laws, the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days.
     Section 4.14 Chair of the Board of Directors. The Board of Directors shall elect a Chair of the Board of Directors. The Chair of the Board of Directors shall serve until the next annual meeting of the Board of Directors and until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Unless otherwise appointed a member of a committee or unless a conflict of interest shall exist or other impediment to the proper constitution of each such committee, the Chair shall be an ex-officio member of each committee of the Board of Directors, provided that, as such ex-officio member, the Chair shall not have the power to vote on matters that properly come before each such committee. The Chair of the Board of Directors shall preside over all meetings of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time determine. In the absence of the Chair of the Board of Directors, meetings of the Board of Directors shall be presided over by the Chief Executive Officer of the corporation or in his or her absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
ARTICLE V
OFFICERS
     Section 5.1 Executive Officers. The executive officers of the corporation shall be a Chief Executive Officer, a Secretary, a Treasurer and as may be determined from time to time by the Board of Directors, a president, chief operating officer, chief financial officer, such number of executive vice presidents, senior vice presidents and vice presidents and such other officers as may be determined from time to time by the Board of Directors. One person may hold any number of said offices as may be determined by the Board of Directors from time to time.
     Section 5.2 Election, Term of Office and Eligibility. The executive officers of the corporation shall be elected by the Board of Directors at its annual meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of Section 5.3, shall hold office until his or her successor shall have been duly chosen and qualified or until his or her earlier death, resignation or removal. None of the officers need be members of the Board of Directors.
     Section 5.3 Subordinate Officers. The Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents as the Board of Directors may determine, to hold office for such period and with such authority and to perform such duties as the Board of Directors may from time to time determine. The Board of Directors may, by specific resolution, empower the Chief Executive Officer to appoint any such subordinate officers or agents.
     Section 5.4 Removal. The Chief Executive Officer, the Secretary, the Treasurer and/or any other officer of the corporation may be removed at any time, either with or without cause, by resolution adopted by a vote of the majority of the total number of directors then constituting the whole Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any subordinate officer appointed pursuant to Section 5.3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board of Directors or by any committee or officer empowered to appoint such subordinate officers.
     Section 5.5 Vacancies. A vacancy in any office due to death, resignation, removal, disqualification, disability or any other cause shall be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.
     Section 5.6 The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect, and, subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation or by these By-Laws, shall administer and be responsible for the management of the business and affairs of the corporation. He shall preside at all meetings of the stockholders; and in general he shall perform all duties incident to the office of the chief executive officer and such other duties as from time to time may be assigned to him by the Board of Directors.
     Section 5.7 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. In the event of the absence or disability of the Chief Executive Officer, the President (if any), each Executive Vice President, Senior Vice President and Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the Chief Executive Officer. The Executive Vice President, Senior Vice Presidents and Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors, by the Chief Executive Officer, or by any committee or officer empowered to appoint such officers.
     Section 5.8 The Secretary. The Secretary shall:
          (a) Keep the minutes of the meetings of the stockholders and of the Board of Directors and record all votes;
          (b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;
          (c) Be custodian of the records and of the seal of the corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the corporation under its seal is duly authorized;
          (d) Have charge of the stock record books of the corporation;

          (e) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these By-Laws and as from time to time are assigned to him by the Board of Directors, or by the Chief Executive Officer.
     Section 5.9 Assistant Secretaries. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 5.3 respecting subordinate officers, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.
     Section 5.10 The Treasurer. The Treasurer shall:
          (a) Receive and be responsible for all funds of and securities owned or held by the corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board of Directors may from time to time establish; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized.
          (b) Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the Chief Executive Officer may require, financial and other appropriate reports on the condition of the corporation;
          (c) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the Chief Executive Officer.
     Section 5.11 Assistant Treasurers. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 5.3 respecting subordinate officers, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon, the Treasurer.
     Section 5.12 Bonds. If the Board of Directors or the Chief Executive Officer shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors or the Chief Executive Officer, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.
     Section 5.13 Delegation of Duties. In case of the absence of any officer of the corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate such officer’s powers and duties, or any of them, to any other officer or to any director.

ARTICLE VI
SHARES OF STOCK
     Section 6.1 Regulation. Subject to the terms of any contract of the corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.
     Section 6.2 Stock Certificates. Certificates for shares of the stock of the corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chair of the Board of Directors, the Chief Executive Officer or a vice president, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the corporation or its employee. Each certificate shall exhibit the name of the corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.
     Section 6.3 Transfer of Shares. Shares of the capital stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender or cancellation of a certificate or certificates for a like number of shares. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.
     Section 6.4 Fixing Date for Determination of Stockholders of Record. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10)

days from the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings by stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
          (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 6.5 Lost, Stolen and Destroyed Certificate. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the Board of Directors (or an officer or officers designated by the Board of Directors), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.
ARTICLE VII
BOOKS AND RECORDS
     Section 7.1 Location. The books, accounts and records of the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.
     Section 7.2 Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

     Section 7.3 Inspection. The books, accounts, and records of the corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.
     Section 7.4 Corporate Seal. The corporate seal shall contain two concentric circles between which shall be the name of the corporation and the word “Delaware” and in the center shall be inscribed the words “Corporate Seal.”
ARTICLE VIII
DIVIDENDS AND RESERVES
     Section 8.1 Dividends. The Board of Directors of the corporation, subject to any restrictions contained in the Certificate of Incorporation and other lawful commitments of the corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the corporation, as defined in and computed in accordance with the General Corporation Law of the State of Delaware, or in case there shall be no such surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with the General Corporation Law of the State of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.
     Section 8.2 Reserves. The Board of Directors of the corporation may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     Section 9.1 Fiscal Year. The fiscal year of the corporation shall end on the 31st day of December of each year.
     Section 9.2 Depositories. The Board of Directors or an officer designated by the Board of Directors shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.
     Section 9.3 Checks, Drafts and Notes. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board of Directors.

     Section 9.4 Contracts and Other Instruments. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances.
     Section 9.5 Waivers of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.
     Section 9.6 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chair of the Board of Directors, the president or any vice president may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 5.14 which may be delegated to an attorney or agent may also be exercised directly by the Chair of the Board of Directors, the president or any vice president.
     Section 9.7 Indemnification.
          (a) Subject to clause (c) below, the corporation shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’’ fees), judgments, losses, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
          (b) Subject to clause (c) below, the corporation shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such liability which the Court of Chancery or such other court shall deem proper.
          (c) Any indemnification under this Section 9.7 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in clause (a) or (b) above, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum (such directors, the “Non-Party Directors”), or (ii) by a committee of Non-Party Directors designated by majority vote of the Non-Party Directors, even though less than a quorum, or (iii) if there are no Non-Party Directors, or, if the Non-Party Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in clause (a) or (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. Notwithstanding anything contained in this clause (c) to the contrary but subject to clause (f) below, the corporation shall not be required to indemnify any person against any liability, cost or expense (including attorneys’ fees) incurred by such person in connection with any action, suit or proceeding voluntarily initiated or prosecuted by such person unless the initiation or prosecution of such action, suit, or proceeding by such person was authorized by a majority of the Board of Directors, provided, however, that a majority of the Board of Directors may, after any such action, suit or proceeding has been initiated or prosecuted, in its discretion, indemnify any such person against any such liability, cost or expense.
          (d) Notwithstanding any contrary determination in the specific case under clause (c) below, and notwithstanding the absence of any determination thereunder, any present or former director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under clauses (a) or (b) above. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in clauses (a) or (b) above, as the case may be. Notice of any application for indemnification pursuant to this clause (d) shall be given to the corporation promptly upon the filing of such application.
          (e) Expenses incurred by a present or former director or officer in defending or investigating a threatened or pending action, suit or proceeding or in any suit brought pursuant to clause (f) below shall, to the fullest extent permitted by applicable law, be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such present or former director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 9.7.
          (f) If a claim under this Section 9.7 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the present or former director or officer making such claim may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be indemnified for the expenses of prosecuting such suit.
          (g) The indemnification and advancement of expenses provided by or granted pursuant to this Section 9.7 shall be independent and not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of and advancements to the persons specified in clauses (a) and (b) above of this Section 9.7 shall be made to the fullest extent permitted by law.
          (h) The corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the provisions of this Section 9.7 with respect to the indemnification and advancement of directors and officers of the corporation.
          (i) Notwithstanding any other provision of this Section 9.7, to the extent that a present or former director or officer is, by reason of being or having been a director or officer, a witness in any action, suit or proceeding to which such person is not a party, he shall be indemnified against all expenses actually and reasonably incurred by him or her in connection therewith.
          (j) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Section 9.7.
          (k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.7 to directors and officers of the corporation shall be contract rights, be deemed to have vested upon such person taking office, continue as to a person who has ceased to be a director, or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a director or officer as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnification and advancement of expenses provided for in this Section 9.7. Any repeal, amendment or modification of the foregoing provisions of this Section 9.7 shall not adversely affect any right or protection hereunder of any present or former director or officer in respect of any act or omission occurring prior to the time of such repeal, amendment or modification.
          (l) To the fullest extent permitted by law, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal, amendment or modification of this clause (k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such repeal, amendment or modification.
     Section 9.8 Amendment of Bylaws. The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power may, at any annual or special meeting if proper notice of such alteration or amendment of the By-Laws is contained in the notice of such meeting, adopt, amend, or repeal these By-Laws, and alterations or amendments of By-Laws made by the stockholders shall not be altered or amended by the Board of Directors. The Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may adopt, amend, or repeal these By-Laws at any meeting, except as provided in the above paragraph. By-Laws made by the Board of Directors may be altered or repealed by the stockholders.